SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is made and entered into this ___ day of July, 2004 by and between, Market Central, Inc. ("MCI") and Terrence J. Leifheit ("Leifheit").

                                    RECITALS

         This Agreement is made and entered into with reference to the following facts:

         Leifheit is the former Chief Operating Officer and a former director of MCI. Leifheit resigned as an employee, officer and director of MCI prior to the date of this Agreement. Leifheit owns one million one hundred fifty one thousand one hundred seventy three (1,151,173) shares of common capital stock of MCI (the "Stock"), but no other equity securities of MCI or any of its affiliates, including options or warrants for stock. It is the desire and intention of the parties to this Agreement to resolve all disputes among Leifheit, Market, and Market's wholly-owned subsidiary, E-Commerce Support Centers, Inc.("E-Comm"), with respect to any claims that Leifheit may have against MCI or E-Comm, or that MCI or E-Comm have against Leifheit, without admission of liability.

NOW THEREFORE, in consideration of the covenants and mutual promises hereinafter set forth, the sufficiency of which the parties heretofore acknowledge, including the foregoing recitals which are made a part hereof, the parties agree as follows:

         1. That this Agreement shall be in full force and effect beginning upon the date of execution.

         2. Upon the execution of this Agreement  (collectively  the "Actions"):
(a) Leifheit shall surrender, sell, transfer and absolutely assign to MCI 800,000 shares of the Stock ("Surrendered Shares") for a purchase price of $1.00, free and clear of all liens, claims and encumbrances and other good and valuable consideration ;(b) Leifheit shall execute and deliver to MCI the Bill of Sale, appended hereto as Exhibit "A" evidencing the sale, transfer and absolute assignment of the Surrendered Shares to MCI , free and clear of all liens, claims and encumbrances; (c) Leifheit shall tender to MCI the certificates evidencing the ownership of the Surrendered Shares; (d) Leifheit shall tender to MCI a written statement in reaction to the memorandum dated May 13, 2004 from Wes Kliner to Marc Bercoon; (e) Leifheit agrees that he shall not sell, transfer or absolutely assign the three hundred fifty one thousand one hundred seventy three (351,173) shares of the Stock ("Remaining Stock") balance of the Stock remaining after the sale, transfer and absolute assignment of the Surrendered Shares to MCI, to any person or entity through and including November 30, 2004, including any brokers, agents or transfer agents, directly or indirectly, brokering, dealing or selling equity securities of MCI. The parties acknowledge that 500,000 of the Surrendered Shares shall be the same 500,000 shares that Leifheit received from Gibralter in the stock transaction of December, 2003.

         3. Leifheit represents and warrants to MCI, as follows (collectively the "Representations"): (a) that he will perform the Actions; (b) the Stock is free and clear of all liens, claims and encumbrances and upon the transfer of

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the Surrendered  Shares,  the Surrendered  Shares shall be free and clear of all liens, claims and encumbrances; (c) after the execution of the Agreement, he will execute such documents as may be reasonably necessary to effectuate the Actions; (c) to the best of his knowledge and belief, he has disclosed to the board of directors of MCI all claims in excess of $50,000.00 that are existing in litigation or threatened to arise imminently into litigation against E-Comm or MCI; (d) after the execution of this agreement and the transfer of the Surrendered Shares to MCI as set forth in this agreement, Liefheit shall have no right, title or interest in any of the assets or business affairs of MCI or E-Comm, except for the Remaining Stock.

         4. In consideration for the Actions and subject to the timely performance of the Actions and the accuracy of the Representations, Market, for itself and for its affiliates, including E-Comm, and their respective shareholders, directors, officers, legal representatives, successors and assigns, do hereby forever release and discharge Leifheit and his affiliates, including Erickson Publishing, Inc., legal representatives, heirs and assigns, from any and all claims, demands, actions, causes of action, obligations, costs, expenses, attorney's fees, damages, losses and liabilities of whatsoever nature, character or kind, whether known or unknown, suspected or unsuspected, matured or contingent, including those claims which concern, arise out of or are in any way connected with the operations of MCI and E-Comm and Gibralter Publishing, Inc. The foregoing release does not release Leifheit from the obligations set forth in paragraphs 2 and 9 of this Agreement or for breach of the Representations. Also, the foregoing shall not release Gibralter of any claims that Market or E-Comm have or may have against Gibralter, including for sums that Gibralter may owe for services rendered by E-Comm or Market Central. Notwithstanding, Market and E-Comm will not pursue Leifheit on any theory, including "piercing the corporate veil," to prosecute or collect on any of E-Comm or Market Central's respective claims against Gibralter.

         5. In consideration of the execution of this Agreement, Leifheit himself and his affiliates, including Gibrater Publishing, Inc. ("Gibralter") and its shareholders, directors, officers, legal representatives, successors and assigns, and Leifheit's heirs and assigns (collectively "Leifheit Parties"), do hereby forever release and discharge Market, E-Comm and their affiliates, shareholders, directors, officers, legal representatives, successors and assigns from any and all claims, demands, actions, causes of action, obligations, costs, expenses, attorney's fees, damages, losses and liabilities of whatsoever nature, character or kind, whether known or unknown, suspected or unsuspected, matured or contingent, that any of the Leifheit Parties have or may have, including those claims which concern, arise out of or are in any way connected with the operations of MCI of E-Comm or Gibralter. The foregoing release does not release Market from the obligations set forth in paragraph 9 of this Agreement or for breach of the Representations. The foregoing does not release or cancel the stock warrants that Market granted to Gibralter, but the enforceability of these stock warrants are subject to any claims that Market has or may have against Gibralter, and Market is not waiving any of its defenses to the enforceability of these stock warrants.

         6. The parties hereto acknowledge that except for the Representations, after entering into this Agreement they may discover different or additional facts concerning the subject matter of this Agreement or their understanding of those facts. The parties, therefore, expressly assume the risk of such facts

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being so  different  and agree  that this  Agreement  shall in all  respects  be effective and not subject to rescission, cancellation or termination by reason of any such additional or different facts, except for the Representations.

         7. The parties acknowledge that except for the Representations, neither is relying on any representations made by the other party in entering into this Agreement and that each party has conducted its own due diligence in entering into this Agreement.

         8. In the event that any party hereto shall bring any action, suit or other proceeding against any other party on account of any claim, demand, debt, liability, obligation, account action or cause of action, including breach of the Representations or breach of paragraph 9 of this Agreement, the prevailing party in any such proceeding shall be entitled to recover all of its reasonable attorney's fees and costs incurred, including any appeals or petitions therefrom, from the other party.

         9. A. The parties hereto covenant, warrant and represent that they will not disparage, defame, speak ill of or make false statements concerning the other party or parties after the execution of this agreement in writing or orally to any third person or entity, including any untrue, derogatory or uncomplimentary statements concerning any member of the board of directors or officers of MCI or E-Comm, including relating to the manner that any of them conduct or conducted business.

            B. Leifheit agrees that for a two (2) year period commencing on the date of this agreement, Leifheit shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly engages in competition with E-Comm or MCI (for this purpose, any business unit or division that provides telemarketing services to third parties located in Onslow County, North Carolina for compensation or any such business unit or division that is located in Onslow County, North Carolina and derives more than five percent (5%) of the division's or unit's revenues from those activities shall be deemed to be in competition with the Company, unless the business activity is directly related to the business activities known as "Who's Who" solicitation);provided that such provision shall not apply to Leifheit's ownership of stock or the acquisition by Leifheit, solely as an investment, of securities of any issuer that is registered under Section 12(b)or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Leifheit does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than one percent (1%) of any class of capital stock of such corporation.

            C. These covenants, warranties and representations of these paragraphs 9A and 9B are: (a) independent from the other provisions of this agreement; (b) It is recognized and hereby acknowledged by the parties hereto that a breach of any of the covenants contained in paragraphs 9A and 9B of this Agreement will cause irreparable harm and damage to the non-breaching party, the monetary amount of which may be virtually impossible to ascertain. As a result, the parties recognize and hereby acknowledge that the non-breaching party shall be entitled, without the necessity of proving damages or posting a bond, to an

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injunction  from any court of competent  jurisdiction  enjoining and restraining any violation of any or all of the covenants contained in paragraphs 9A or 9B of this Agreement by the breaching party or any of the breaching party's affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the non-breaching party may possess.

         10. This Agreement shall be binding upon the parties hereto and their predecessors, representatives, heirs, successors and assigns, and shall inure to the benefit of said parties, and each of them, and their respective predecessors, representatives, heirs, successors and assigns.

         11. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties hereto concerning the subject matter hereof, are contained herein. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereto are merged herein.

         12. Each party represents and warrants that it has full power and authority to enter into and perform this Agreement, and that the person executing this Agreement on behalf of that party has been properly authorized and empowered to enter into this Agreement and to bind that party hereto.

         13. Each of the signatories to this Agreement warrants that it has, through its representatives, carefully read and understood the terms and conditions of this Agreement and that it has not relied upon the representations or advice of any other party, or any attorney not its own. This Agreement, and the terms and conditions thereof, were determined in arm's-length negotiations by and between the parties to this Agreement and their respective counsel.

         14. No modification, waiver or amendment of this Agreement shall be valid unless the same is in writing and executed by all parties hereto. Waiver of any one provision shall not be deemed to be a waiver of any other provision herein.

         15. This Agreement is in settlement of disputed claims and nothing herein shall be deemed or construed to be an admission or concession of any liability, fault or fact with respect to any of the allegations made or which could have been made by or against any of the parties hereto for any purpose.

         16. The parties hereto represent that they shall do all acts, and execute and deliver all documents necessary, convenient or desirable to effectuate all provisions of this Agreement.

         17. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all signatories hereto have signed a counterpart of

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this  Agreement.  All  Counterparts  so executed shall  constitute one agreement binding on all the parties hereto.






         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Dated: August 20, 2004                 MARKET CENTRAL, INC.

                                       By: /s/ Doyal Bryant
                                           -----------------------
                                       Name: Doyal Bryant

                                       Title: President



Dated: August, 20, 2004                TERRENCE J. LEIFHEIT

                                       By: /s/ Terrence J. Leifheit
                                           ------------------------
                                       Name: Terrence J. Leifheit